SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  MAY 23, 1996


                                 PROXYMED, INC.
             (Exact name of registrant as specified in its charter)



             FLORIDA                 0-22052                    65-0202059
(State or other jurisdiction      (Commission                 (IRS Employer
      of incorporation)            File Number)             Identification No.)



      2501 DAVIE ROAD, SUITE 230, FT. LAUDERDALE, FLORIDA      33317-7424
           (Address of principal executive offices)            (Zip Code)



        Registrant's telephone number, including area code (954) 473-1001

ITEM 5. OTHER EVENTS.

SALE OF COMMON STOCK - As previously reported, on May 13, 1996, the Company completed the sale of 1,945,000 shares of common stock in an underwritten offering to the public at $6.63 per share. Subsequently, on May 23, 1996, the underwriter elected to exercise its overallotment to purchase an additional 300,000 shares of common stock at the same price. In total, the sale of the 2,245,000 shares by the Company resulted in net proceeds of $13,111,750, after estimated expenses of $1,761,375. Net proceeds from the offering are being used for sales and marketing of the Company's healthcare information technology products and services, product development, payment of capital lease obligations, and working capital. As part of the transaction, the Company issued warrants to purchase 200,000 shares of common stock to the underwriter, which are exercisable for five years at a price of $8.45 per share.

     The following table presents the unaudited balance sheet of the Company as of March 31, 1996, as well as the pro forma balance sheet after giving effect to the net proceeds of the offering (including the overallotment proceeds) and the use of proceeds to repay certain indebtedness, as if the offering had been consummated on March 31, 1996:

                                                           Actual,            Pro forma           Pro forma
                                                          March 31,          Adjustments          March 31,
                                                            1996              Dr. (Cr.)              1996
                                                     ----------------      -------------        -----------
              ASSETS
       Cash and cash equivalents                       $    795,241 (1)      13,111,750          13,456,991
                                                                    (2)        (450,000)
       Other current assets                               2,502,883                               2,502,883
                                                        -----------                              ----------
                Total current assets                      3,298,124                              15,959,874
       Property, equipment and
           other assets                                   1,309,189                               1,309,189
       Intangible assets                                    609,642                                 609,642
                                                        -----------                              ----------
                Total assets                            $ 5,216,955                              17,878,705
                                                        ===========                              ==========

        LIABILITIES AND STOCKHOLDERS' EQUITY
       Current liabilities                              $ 1,360,473 (2)         295,658           1,064,815
       Non-current liabilities                              234,342 (2)         154,342              80,000
                                                        -----------                              ----------
                Total liabilities                         1,594,815                               1,144,815
                                                        -----------                              ----------
       Stockholders' equity:
           Preferred stock                                      830                                     830
           Common stock                                       3,297 (1)          (2,245)              5,542
           Additional paid-in capital                    10,774,052 (1)     (13,109,505)         23,835,557
           Accumulated deficit                           (7,156,039)                             (7,156,039)
                                                        ------------                             ----------
                Total stockholders' equity                3,622,140                              16,733,890
                                                        -----------                              ----------
                Total liabilities and stock-
                    holders' equity                     $ 5,216,955                              17,878,705
                                                        ===========                              ==========

       (1) To reflect the net proceeds of the sale of 2,245,000 shares of common stock for $6.63 per share, less estimated expenses.
       (2) To reflect the use of proceeds to retire existing capital leases.

                                       2

                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     PROXYMED, INC.




Date  MAY 23, 1996                   /s/ BENNETT MARKS
      ------------                   -----------------
                                     Bennett Marks, Executive Vice
                                     President - Finance, Chief
                                     Financial Officer and Director